Exhibit 32.2
Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Driven Brands Holdings Inc. (the “Company”) for the quarter ended June 29, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Beland, Senior Vice President, Chief Accounting Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes Oxley Act of 2002, that:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities
Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 8, 2024	/s/ Michael Beland
Michael Beland
Senior Vice President, Chief Accounting Officer and Principal Financial Officer